                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                January 31, 2002
                        ---------------------------------
                        (Date of earliest event reported)


                           CONCORDE GAMING CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Colorado                       0-8698                          84-0716683
 ----------------------------      ---------------------        ---------------------------------
 (State or Other Jurisdiction      (Commission File No.)        (IRS Employer Identification No.)
      of Incorporation)
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                   3290 Lien Street, Rapid City, South Dakota
                 ----------------------------------------------
                 57702 (Address of principal executive offices,
                               including zip code)


                                 (605) 341-7738
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

     Our wholly-owned subsidiary, Concorde Cripple Creek, leases the Golden
Gates Casino property in Black Hawk, Colorado from Elevation E8000+, LLC pursuant to a lease agreement entered into on or about July 21, 1997, as subsequently amended on January 1, 1999. Under the lease agreement, Concorde
Cripple Creek has an option to purchase the Golden Gates Casino property from Elevation for an aggregate purchase price of $6,294,720, plus a portion of any Additional Costs (as defined in the lease agreement) incurred by Elevation, which costs are not expected to be material. This option includes the purchase of Elevation's (1) 50% interest in two adjacent properties, which include
Elevation's interest in the parking garage completed in 2000 and (2) all rights in easements, rights of way and appurtenances related thereto (collectively, with the Golden Gates Casino, the "Property").

     In accordance with the terms of the lease agreement, on January 31, 2002 we exercised this option and paid Elevation $200,000 as a non-refundable down payment on the purchase price for the Property. The purchase of the Property is scheduled to close no earlier than July 31, 2001 and is subject to the execution of definitive agreements. We can provide no assurances that the transaction will be consummated.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONCORDE GAMING CORPORATION


                                        By:  /s/ Gary R. Fish
                                             ----------------------------------
                                             Gary R. Fish
                                             Chief Financial Officer
Date:  February 7, 2002